Exhibit 99.1

FOR IMMEDIATE RELEASE

CHINA MEDIAEXPRESS HOLDINGS, INC. ANNOUNCES RECEIPT OF DELISTING NOTICE

Fujian, China – October 29, 2009 – China MediaExpress Holdings, Inc. (NYSE Amex: TMI; TMI/U; TMI/WS) (“CME” or “Company”), China’s largest television advertising operator on inter-city express buses, today announced that on October 23, 2009 it received a letter from NYSE Amex LLC (“AMEX”) indicating that as it had undergone a reverse merger for purposes of Section 341 of the AMEX Company Guide (which required the satisfaction of AMEX’s initial listing standards at the time of closing), the post-reverse merger entity failed to satisfy one or more of such criteria, and its securities are therefore subject to being delisted from AMEX.  Specifically, Section 102 (a) of the Company Guide requires a minimum public distribution of 500,000 shares of common stock together with a minimum of 800 public shareholders or a minimum public distribution of 1,000,000 shares of common stock together with a minimum of 400 public shareholders.

The Company's common stock is now subject to immediate delisting proceedings, unless it requests a hearing before a NYSE Amex panel not later than October 30, 2009.  The Company is planning to appeal this determination and request such a hearing before a committee of AMEX.  There can be no assurance CME’s request for continued listing will be granted.

About CME
CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’S former majority shareholder, operates the largest television advertising network on inter-city express buses in China.  While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations. Fujian Fenzhong generates revenue by selling advertisements on its network of television displays installed on over 18,000 express buses originating in thirteen of China’s most prosperous regions, including the five municipalities of Beijing, Shanghai, Guangzhou, Tianjin and Chongqing and eight economically prosperous provinces, namely Guangdong, Jiangsu, Fujian, Sichuan, Hebei, Anhui, Hubei and Shandong which generate nearly half of China’s GDP.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about the Company’s:

•	Success in retaining or recruiting, or changes required in, management or directors following the acquisition;
•	Public securities’ limited liquidity and trading;
•	The delisting of the Company’s securities from the NYSE Amex or an inability to have the Company’s securities listed on the NYSE Amex following a business combination;
•	The Company’s goals and strategies;
•	The Company’s future prospects and market acceptance of its advertising network;
•	The Company’s future business development, financial condition and results of operations;
•	Projected changes in revenues, costs, expense items, profits, earnings, and other estimated financial information;
•	The Company’s ability to manage the growth of its existing advertising network on inter-city express buses and expansion to prospective advertising network on high speed railways;
•	Trends and competition in the out-of-home advertising media market in China;
•	Changes in general economic and business conditions in China; and
•	Chinese laws, regulation and policies, including those applicable to the advertising industry.

CONTACT: China MediaExpress Jacky Lam Chief Financial Officer jackylam@mediaexpress.com.hk	-OR-	INVESTOR RELATIONS: The Equity Group Inc. Lena Cati (212) 836-9611 lcati@equityny.com Linda Latman (212) 836-9609 llatman@equityny.com